SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]

Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:  [ ]

     [ ]     Preliminary  Proxy  Statement       [ ]   Confidential,  for  Use
                                                       of  the  Commission
                                                       Only  (as  permitted  by
                                                       Rule  14a-6(e)(2))

     [X]     Definitive  Proxy  Statement

     [ ]     Definitive  Additional  Materials

     [ ]     Soliciting  Material Pursuant to Rule  14a-11(c)  or  Rule  14a-12

                                  YP.NET, INC.
--------------------------------------------------------------------------------
              (Name of the Registrant as Specified in its Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

     [X]    No  fee  required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1.  Title of each class of securities to which transaction applies:

            2.  Aggregate number of securities to which transaction applies:

            3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            4.  Proposed maximum aggregate value of transaction:

            5.  Total fee paid:

     [ ]    Fee  paid  previously  with  preliminary  materials.

     [ ]    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     2.  Forms, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                                  YP.NET, INC.


August  30,  2002


Dear  Shareholder:

You are cordially invited to the annual meeting of shareholders of YP.Net, Inc., which will be held at the Chaparral Suites, 5001 North Scottsdale Road, Scottsdale, Arizona 85250, on September 20, 2002, at 10:00 a.m. local time. I look forward to greeting as many of our shareholders present as possible.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

It is important that your shares be voted at our meeting. If you do not plan to attend the annual meeting, please complete, sign, date and return the enclosed Proxy promptly in the accompanying reply envelope. If you decide to attend the meeting, you will of course be able to vote in person, even if you have previously submitted your Proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and support of YP.Net.

Sincerely,

/s/Angelo  Tullo

Angelo  Tullo
Chairman


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
                                  YP.NET, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 20, 2002



To  the  Shareholders:

     The annual meeting of the shareholders of YP.Net, Inc. (the "Company") will be held at the Chaparral Suites, 5001 North Scottsdale Road, Scottsdale, Arizona 85250, on September 20, 2002, at 10:00 a.m. local time for the following purposes:

     1.     To  elect  five  directors  to  the  Company's  Board  of Directors.

     2. To ratify the YP.Net, Inc. Employees', Officers & Directors' Stock Option Plan and to reserve up to 3,000,000 shares of common stock for issuance thereunder.

     3. To ratify the selection of Epstein, Weber & Conover, PLC (formerly Weber & Company, P.C.) as the Company's independent auditor for the fiscal year ended September 30, 2002.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on August 16, 2002, are entitled to notice of, and to vote at, this meeting.

                                             By Order of the Board of Directors,



                                             Angelo  Tullo,  Chairman


Mesa,  Arizona
August  30,  2002


                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A PREADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                                  YP.NET, INC.
                            4840 EAST JASMINE STREET
                                    SUITE 105
                               MESA, ARIZONA 85205

            PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                            HELD SEPTEMBER 20, 2002

     This Proxy Statement, which was first mailed to shareholders after August 30, 2002, and furnished in connection with the solicitation of proxies by the Board of Directors of YP.Net, Inc. (the "Company" or "YP.Net"), a Nevada corporation, to be voted at the Annual Meeting of Shareholders (the "Annual Meeting"), which will be held at 10:00 a.m. local time on September 20, 2002, at the Chaparral Suites, 5001 North Scottsdale Road, Scottsdale, Arizona 85250, for the purposes set forth in this Proxy Statement for this Annual Meeting of Shareholders.

                                VOTING PROCEDURES

     YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. You may revoke your proxy at any time before it is voted, by delivering written notice to the Company's Secretary, by submitting a proxy bearing a later date, or by appearing in person and casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If you do not indicate how your shares are to be voted, the Proxy holders nominated by the Board of Directors will vote your shares as recommended by the Board of Directors. If you wish to give a proxy to someone other than the Proxy holders named on the proxy card, you should cross out those names and insert the name(s) of the person(s) to whom you wish to give your proxy.

     WHO CAN VOTE? Shareholders as of the close of business on August 16, 2002 are entitled to vote. On that day, approximately 43,810,933 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of shareholders eligible to vote will be available at the Company's Corporate Headquarters, beginning on August 16, 2002. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

     HOW DO I VOTE? You may attend the Annual Meeting and vote in person. Or, as a registered shareholder, you may vote your shares by proxy by mail. To vote by mail, simply mark, sign and date your proxy card and return it in the envelope provided. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

     WHAT SHARES ARE REPRESENTED BY THE PROXY CARD? The proxy card represents all the shares registered in your name.

     HOW ARE VOTES COUNTED? The proxies will be tabulated by an Inspector of Elections. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Board of Directors. A valid proxy also gives the individuals named as proxy's authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the

Annual Meeting. A properly executed proxy card marked "abstain" will not be voted. However, it may be counted to determine whether there is a quorum present. Abstentions are not counted in determining the number of shares voted for or against any nominee for Director, the ratification of the appointment of the Company's independent auditor or any other management or shareholder proposal.

     Shares represented by "broker non-votes" will be counted for purposes of determining whether a quorum has been reached. Broker non-votes occur when nominees, such as brokers who hold shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners before the Annual Meeting. The nominees may then vote those shares only on matters such as the election of Directors, the approval of the employee stock option plan and ratification of the appointment of the Company's independent auditor. If the nominees do not receive instructions on how to vote on non-routine matters, the nominees cannot vote and there is a broker non-vote on those matters.

     WHAT VOTE IS REQUIRED? In order to have a quorum, a majority of the shares of YP.Net common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the Annual Meeting.

     Generally, proposals must be approved by a majority of the votes cast. Accordingly, broker non-votes and abstentions will have no effect on the outcome of those proposals. However, since Directors are elected by a plurality of the votes cast, votes withheld from nominees for a director could have an effect on the outcome of the election.

     Following are descriptions of the four (4) items being submitted to the shareholders for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE EACH ITEM.

                              ELECTION OF DIRECTORS

                            ITEM 1 ON THE PROXY CARD

     Five directors are to be elected at the Meeting to serve on the Company's Board of Directors and hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The proxy holders will vote in favor of the nominees listed below, unless the shareholder otherwise directs on the Proxy.

     The election of each of the Company's directors requires a plurality of the votes cast in person or by proxy at the Meeting. All nominees have consented to serve as a director for the term indicated.

     Management expects that each of the nominees will be available for election, but if any of them is unable or declines to serve at the time the election occurs, it is intended that such Proxy will be voted for the election of another nominee to be designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES LISTED BELOW BE ELECTED TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEES

     The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years, has been furnished to the Company by the respective director nominees:

     ANGELO TULLO. Mr. Tullo has served as the Chairman of the Board of YP.Net since February 2000. Mr. Tullo was hired as Chief Executive Officer and President on September 10, 2000. Mr. Tullo is the president of Sunbelt Financial Solutions, Inc., an investment banking and consultant firm in Scottsdale, Arizona. For over twenty years, Mr. Tullo has been active as a business consultant. Mr. Tullo has actively worked with commercial financing and factoring for the past ten years. He has owned and operated factoring companies, leasing companies, consulting companies, wholesale companies, professional employment organizations, insurance agencies, heating and air-conditioning contractors, retail oil companies, real estate companies and restaurants. He is a former member of the CEO Club in New York, and current a member of the Presidential Business Roundtable Committee.

     In February 2000, American Business Funding Corp. filed for protection under Chapter 11 of the Bankruptcy Code in the Federal District Court of Arizona. Mr. Tullo had previously been a director, officer and shareholder of American Business Funding prior to the time of its bankruptcy filing.

     GREGORY B. CRANE. Mr. Crane has been a director of YP.Net since February, 2000 and also served as its Director of Operations from February 2000 to September 2000. From September 1998 to June 1999, Mr. Crane was the General Manager of Telco Billing, Inc. ("Telco"). Mr. Crane owned and operated several businesses, including residential and commercial builders, multi-state mail order, and document-preparation companies, and was also the creator of the Yellow-Page.Net concept. Mr. Crane is a former member of the Young Entrepreneur's Organization ("YEO").

     In connection with providing homestead declaration document preparation and filing services, Mr. Crane and certain of these businesses have been subject to injunctive actions brought by the states of Arizona, Florida, Texas and Washington. These actions generally raised legal questions concerning mailer solicitations for document preparation services. Mr. Crane and various of the state plaintiffs have entered into consent orders in connection with these actions that required the modification of mailers and the payment of civil penalties, restitution, and attorneys' fees. The use of the mail solicitation for document preparation services was prohibited in the State of Washington. Mr. Crane voluntarily entered into an agreement with the State of Florida in connection with these matters and due to an error in type size made by the printing company; Mr. Crane technically violated that order. In connection with that violation of the Florida order, Mr. Crane is subject to a judgment in the amount of approximately $1.4 million, plus accrued interest. Mr. Crane is attempting to resolve the Florida judgment.

     Mr.  Crane  was  also  named  in  the  action  filed  by  the Federal Trade
Commission ("FTC") against us and has been included in the stipulated preliminary order entered into by the FTC and us and approved by the FTC. The Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief by and between the FTC, Mr. Crane, Telco, us and others (the "Order") places certain restrictions on the way mail solicitations will appear. The Order has been approved by the U.S. District Court Judge and the matter is closed with no findings of wrong doing on the part of the company, its officers and directors or Mr. Crane.

     DANIEL L. COURY. Mr. Coury has served as a director of YP.Net since February 2000. For the last twelve years, Mr. Coury's principal business has been Mesa Cold Storage, Inc., which owns and operates the largest cold storage facilities in Arizona. He is also involved in the ownership and operation of various real estate interests and business ventures.

     DEVAL JOHNSON. Mr. Johnson has served as a director since October 1999. Mr. Johnson was the graphics designer and director of Telco Billing from September 1998 until June 1999 when the Company acquired it. Mr. Johnson was responsible for the design of the in-house sales presentation and creation of the corporate logo and image for YP. Net. From 1995 through 1998, Mr. Johnson was a graphics designer for Print Pro, Inc. Mr. Johnson is actively involved with Website promotion, interactive design and Internet advertising. Mr.
Johnson also serves as an officer and board member of Simple.Net a national Internet service provider.

     PETER BERGMANN. Mr. Bergmann has served as a director of the Company since May 2002. Since January 1999, Mr. Bergmann has served as the President of Perfect Timing Media, Inc. ("Perfect Timing"), a television development and production company which he founded. Perfect Timing focuses primarily on family fare programming. From 1994 to1999, Mr. Bergmann was a member of the faculty at Fairleigh Dickinson University where he inaugurated the Electronic Filmmaking and Digital Video Design program which is a distinctive program in video and computer-generated graphics technologies offering students an opportunity to study commerce and art. In 1988, Mr. Bergmann joined Major Arts, Inc., a division of Paramount Communications, Inc., as the head of its television division where he was responsible for developing projects for television production. In 1987, Mr. Bergmann served as the President of Odyssey Entertainment, Inc. where he engineered the purchase of Coast Productions, Inc., which subsequently became Odyssey Filmmakers, Inc. where he served as President. From 1984 through 1987, Mr. Bergmann served as President of The Film Company where he had directorial and production responsibilities for theatrical releases and projects for television. During the 14 years prior to 1984, Mr. Bergmann was employed in various capacities by the American Broadcasting Company. These positions included line producer, division head, assistant to the President, Executive Vice President and Special Assistant to the Chairman of the Board. Mr. Bergmann received his PhD from New York University.


            INFORMATION  REGARDING  BOARD  MEETINGS  AND  COMMITTEES

     The Company's Board of Directors has one standing committee, a Compensation Committee. Outside Director Mr Coury currently comprises and serves on the Compensation Committee, which reviews the compensation of the executive and other officers of the Company, reviews executive bonus plan allocations, and approves stock grants and stock options to officers and employees of the Company under the Company's Stock Option Plan. To insure fiscal responsibility, the Board has hired the services of Jerold M. Pierce formerly employed by the Internal Revenue Service to perform compliance and forensic auditing each quarter and to report his findings directly to the full board. Mr. Pierce will also meet with financial management and the independent auditors to review internal accounting controls and accounting, auditing and financial reporting matters.


     During the fiscal year ended September 30, 2002, the Board of Directors held 10 meetings; the Compensation Committee held 2 meetings and the Audit Committee held 3 meetings. All Board members who are being nominated attended 75% or more of the Board meetings and all of the meetings of the Audit Committee and the Compensation Committee on which they serve.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

     The following table sets forth, as of August 30, 2002, the ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each officer and director individually, and all officers and directors as a group. The Company has been advised that each person has sole voting and investment power over the shares listed below unless otherwise indicated.

NAME AND ADDRESS                      AMOUNT AND NATURE    PERCENT
OF BENEFICIAL OWNER                     OF OWNERSHIP     OF CLASS(1)
------------------------------------  -----------------  -----------

Angelo Tullo                                    300,000         .74%
4840 East Jasmine Street
Suite 105
Mesa, AZ  85205

Gregory B. Crane                                 75,500         .18%
4840 East Jasmine Street
Suite 105
Mesa, AZ  85205

Daniel L. Coury, Sr.                            180,000         .44%
4840 East Jasmine Street
Suite 105
Mesa, AZ  85205

Peter Bergmann                                   50,000         .11%
4840 E. Jasmine # 105
Mesa, Arizona 85205

DeVal Johnson                                   125,000         .31%
4840 East Jasmine Street
Suite 105
Mesa, AZ  85205

Matthew & Markson Ltd. (2)                   11,600,000       26.47%
Woods Centre, Frair's Road
P.O. Box 1407
St. John's
Antigua, West Indies

Morris & Miller Ltd.                          9,325,000       23.00%
Woods Centre, Frair's Road
P.O. Box 1407
St. John's
Antigua, West Indies

All Directors as a Group (5 persons)            730,500        1.67%


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
(1) Based on 43,810,933 shares outstanding as of August 16th, 2002. This amount excludes litigation & collateral shares as well as returned shares held by the treasury. Collateral shares had been issued as collateral for obligations of YP.Net under two promissory notes. Upon payment of the notes, the shares will be returned to YP.Net.

(2) The number of shares held by Matthew & Markson, Ltd. excludes 2,000,000 shares issued as collateral for a note payable issued by YP.Net. See footnote 1 above. These shares will be returned to YP.Net upon payment of the note.

INFORMATION REGARDING MANAGEMENT, EXECUTIVE AND DIRECTOR COMPENSATION DIRECTORS AND EXECUTIVE OFFICERS


The directors and executive officers of YP.Net, their ages and positions are as follows:

Name                               Age  Positions Held(1)
----                               ---  -----------------

Angelo Tullo                        45  Chairman of the Board, Director, Chief
                                        Executive Officer and President

DeVal Johnson                       36  Director, Secretary

Gregory B. Crane                    38  Director

Daniel L. Coury, Sr.                48  Director

Peter Bergmann                      53  Director

David Iannini                       43  Chief Financial Officer

(1) All current directors serve until the next annual shareholders meeting or their earlier resignation or removal.



OFFICER  COMPENSATION

     The following table reflects all forms of compensation for the fiscal years ended September 30, 2002, 2001 and 2000 for the Chief Executive Officer and the other most highly compensated executive officers of YP.Net, whose salaries exceed $100,000 annually, for the years stated.

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                      SUMMARY  COMPENSATION  TABLE

                                           Annual  Compensation
                                         ------------------------
                                  Fiscal            Other Annual
Name and Principal Position        Year   Salary    Compensation
---------------------------        ----   ------    ------------
Angelo Tullo                       2002  $240,000  $          --
Chairman, Chief Executive Officer  2001  $210,000  $   44,000 (1)
and President                      2000        --  $   21,000 (2)

DeVal Johnson                      2002            $     138,000
Secretary

Donald Reese                       2002  $157,000             --
Director of Operations             2001  $120,000             --
                                   2000        --             --

(1) Includes a bonus of 200,000 shares of YP.Net stock valued at $.22 per share.
(2)     Includes  100,000  shares  of  YP.Net  stock  valued  at $.21 per share.
(3)     Includes  75,000  shares  of  YP.Net  stock  valued  at  $.22 per share.

COMPENSATION  PURSUANT  TO  STOCK  OPTIONS

     No options were granted to executive officers during the fiscal year ended September 30, 2001, and through the ten-month period ended August 30, 2002

DIRECTOR  COMPENSATION

     Upon appointment to the Board, Mr. Tullo was awarded 100,000 shares of YP.Net common stock. All other directors were awarded 50,000 shares. The
350,000 shares of common stock paid to the directors as compensation for their services were valued at $.22 per share for a total value of $77,000. Additionally, the directors receive $2,000 per meeting or per quarter for their service on the Board and may receive $250 per hour for services related to any Board Committee on which they serve. Mr. Bergmann, joined the Board in April 2002 and received his 50,000 shares in July 2002. They were valued at $.09 per share, or $4,500.

1998  STOCK  OPTION  PLAN

     YP.Net's Board of Directors adopted, and its shareholders approved in June, 1998, the 1998 Stock Option Plan (the "Plan"). The purpose of the Plan was to provide incentives to employees, directors and service providers to promote the success of YP.Net. The Plan provided for the grant of both qualified and non-qualified options to purchase up to 1,500,000 shares of its common stock at prices determined but, in the case of incentive options, at a price not less than the fair market value of the stock on the date of the grant. The Plan is administered by the Board of Directors or by a committee appointed by the Board. As of August 30, 2002, all outstanding options to purchase YP.Net stock have expired and no options are currently outstanding under the Plan.

     On April 10th, 2002 the Board of directors approved the 2002 Stock Option Plan. No options have been granted under the 2002 plan which is on the ballot for shareholder approval at this meeting.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Based solely on review of reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, that were filed by executive officers and directors and beneficial owners of 10% or more of YP.Net's common stock during the fiscal year ended September 2000, to the best of the Company's knowledge, all 16(a) filing requirements have been made through the fiscal year ended September 30, 2001. This information is based on a review of Section 16(a) reports furnished to YP.Net and other information.

TRANSACTION  WITH  DIRECTORS,  OFFICERS  AND  OTHERS

     Acquisition  of  Telco.  In June 1999, YP.Net's predecessor acquired all of
     ----------------------
the outstanding stock of Telco Billing, Inc. in exchange for 17,000,000 shares of YP.Net.'s common stock. Matthew & Markson, Ltd. and Morrison & Miller, Ltd., as the shareholders of Telco, were issued 7,650,000 and 9,350,000 shares, respectively. As to these shares, the original acquisition agreement provided for certain Put rights that were later terminated. In exchange for cancellation of the Put rights, YP.Net agreed to provide the former Telco shareholders with a $5,000,000 credit facility. Any loans made to these shareholders under this facility are to be secured by a pledge of YP.Net stock. Interest for borrowings under this facility is to be at least 0.25% higher than YP.Net's average borrowing costs. No advances in excess of $1,000,000 may be made at any one time and no advances in excess of $1,000,000 are to be made unless YP.Net has available at least 30 days operating capital plus other reserves. No advances are permitted to be made if YP.Net is in default with respect to any of its lender obligations. As of June 30, 2002, $227,296 had been lent to Matthew &
Markson,  Ltd.  pursuant  to  the  foregoing  agreement.

     Gregory B. Crane and DeVal Johnson were employees of and primarily involved in the start-up of Telco. Mr. Crane continues to serve as one of the Liaisons for Matthew & Markson, Ltd. and Morris & Miller, Ltd. and negotiated the acquisition of Telco by YP.Net's predecessor on behalf of the former Telco shareholders.

     License  of  URL.  In  connection  with  the acquisition of Telco, YP.Net's
     ----------------
predecessor also agreed to pay Matthew & Markson, Ltd. $5,000,000 as a discounted accelerated royalty payment for a 20-year license of the URL Yellow-Page.Net. The accelerated payment was made under the terms of an Exclusive Licensing Agreement dated September 21, 1998, between Telco and Matthew & Markson, Ltd. The payment was originally to be paid in full upon the acquisition of Telco. The Company paid $3,000,000 as a down payment; however, the Company defaulted on payment of the $2,000,000 balance on August 15, 1999. To extend the payment obligations, YP.Net agreed to provide, for the benefit of Mathew & Markson, $250,000 in tenant improvements for approximately one-half of its Mesa facility. The premises were leased to Matthew & Markson's designee for $1.00 per year throughout the term of the 5-year lease. The annual fair rental value of the lease premises is $4,500 per month. A one million dollars ($1,000,000.00) extension fee may also be due. On November 15, 1999, YP.Net paid an extension fee of $200,000. The $200,000 extension fee was applied against the $5,000,000 accelerated royalty payment and an additional $2,000,000 was paid on the royalty payment in July 1999. Matthew & Markson, Ltd. also agreed to take a $2,000,000 note for the balance due that remains due and outstanding.

     After we defaulted on the November 1999 extension agreement, on January 15, 2000, the note was renegotiated to a demand note with monthly installments of $100,000 per month. The payments may be suspended if YP.Net does not have certain cash reserves or is otherwise in default under other obligations. The note is secured by 2,000,000 shares of YP.Net common stock held in escrow, to be returned upon payment of the note.

     On September 25, 2001, we agreed in settlement of the Company's breach and noncompliance with the original acquisition agreement and extension agreement with Telco dated June 16, 1999 to pay Matthew Markson, Ltd., $550,000 and issued 4,000,000 shares of our common stock at $0.09, and the value is considered based upon the average bid and ask price as of September 25, 2001 and is in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

     The $550,000 will be paid over a thirty-six month term at a 10.5% annual interest rate. Matthew Markson Ltd. has agreed and waived any future payments for the original default of the and extension fee for the acquisition of Telco. Matthew Markson Ltd will continue its security interest in the Company and collateral shares held by Matthew Markson. Ltd. The outstanding balance on this note as of June 30, 2002, was $119,586.

Simple.  Net.  ("SN")
---------------------

     The Company has entered into mutual service agreements with Simple. Net ("SN"). Mr. DeVal Johnson, a director of YP.Net, Inc., is the beneficial owner of SN. SN is a national internet service provider that has from time to time sold those services to the Company at below market rate prices.

     On May 1, 2002, the Company assigned its Level 3 contract to SN in exchange for a new contract from SN that would provide dial-up services for the Company's customers at a reduced rate of $2.50 per user, per month. The Company determined that it did not have a sufficient amount of internet service dialup customers to benefit from its Level 3 contract, while SN, as an internet service provider, had a sufficient number of customers to support the base payment structure agreed to in the Level 3 contract. As a result, during this period the Company paid $19,218 to SN instead of the $50,000 that would have been paid to Level 3 under the old arrangement. If the Company's internet dial-up customers should increase, the Level 3 contract would be less expensive for us than our agreement with SN. The Level 3 contract is not assignable without the consent of Level 3, which the Company has not yet obtained. Consequently, the Company is still liable to Level 3 under the terms of the contract. SN has agreed to assume and perform the terms of the Level 3 contract. Since The Company provides billing services to SN it would have the right of offset against SN in the event that SN does not perform under the arrangement with Level 3 that SN has agreed to accept assignment from the Company. The assignment of the Level 3 contract to SN resulted in savings to the Company of approximately $30,782. In addition, SN has contracts with other National providers such as Broadwing Communications and through the Company's contract with SN. The Company has obtained access numbers under those contracts as well for the benefit of the Company's customers.

     By being able to provide Internet access to its customers the Company benefits two ways. First it has an additional product to sell to its customers, which enhances their retention. And second it has allowed the Company to bill customers on their phone bill (LEC Bill) for both services and is especially beneficial to the Company in areas where the Company can not LEC bill for the Company's core product

     SN pays a monthly fee to the Company to provide technical support and provide quality customer service while utilizing the Company's own customer service personnel as well as management and accounting services according to a pricing formula based on a price per customers as follows:

     Customer Service & Management Agreement fees are calculated by number of customer records of SN multiplied by a base cost of $1.02.

     Technical Support fees are calculated by number of customer records of SN multiplied by a base cost of 60 cents.

     Previously the Company's staff performed the accounting functions for SN since SN utilizes a compatible accounting and billing process. SN paid us $2,500 a month for these accounting services. As of July 1, 2002, the Company no longer provides accounting services to SN as this arrangement has been canceled.

Commercial  Finance  Services  d/b/a/  HR  Management  ("CFS")
--------------------------------------------------------------

     The Company has entered into an employee leasing arrangement with Commercial Finance Services, Inc. d/b/a HR Management, Inc. ("CFS"). See the Company's Form 10-KSB for the fiscal year ended September 30, 2001. CFS provides factoring and financing as well as the services of a professional employer organization ("PEO") for small to mid-sized companies. CFS does not provide any services to the Company, other than those of a PEO through HR
Management, Inc. The Company pays CFS a monthly amount of approximately $128,000. This amount includes employee wages, payroll taxes, employee benefits and a below market administration fee of 2.5% per month. This arrangement allows the Company to offer additional benefits to its employees by sharing those costs with other clients of CFS. The Company pays CFS fees for payroll and benefit administration of approximately $2,800 per month, which represents the cost of a payroll clerk

     Central Account Services, Inc. is the majority owner of CFS, holding over 85% of the stock. Central Account Services, Inc. is unrelated to the Company. Mr. Joseph McDaniel, who owns 3% of CFS and also serves as counsel for the Company, and Matthew & Markson which has provided funding to CFS in the principal amount of $1,525,821, are the only related parties. Matthew & Markson is not a part of management or on the Board of Directors of the Company or CFS.

Business  Executive  Services,  Inc.
------------------------------------

     Business Executive Services, Inc. ("BESI"), as the nominal rent sub-lessee, leases portions of the Company's Mesa facility to other businesses associated with other third parties (provides executive suites).

     In addition to providing Executive Suites to a variety of companies, BESI's personnel have expertise in the processing and managing of large direct mail marketing campaigns. Because of this expertise, the Company has decided to outsource its direct mail marketing services to BESI.

     Pursuant to an agreement the Company has with BESI, BESI processes all of the direct mail solicitation pieces, welcome letters and other communications with customers and prospective customers.

     We pay a base fee of $10,000.00 per month and then a monthly fee to BESI based on a price of $.015 cents per mail piece, based on the number of mail pieces prepared and sent, and not less than a floor of $15,000 per month. The floor amount is reviewed for possible adjustment quarterly.

     Mr. Crane, a director of the Company, is employed by BESI and receives a salary of approximately $2,000 per month from BESI and bonuses in an undetermined amount. BESI has no related party ownership in the Company.

Advertising Management & Consulting Services, Inc.
--------------------------------------------------

     Advertising Management & Consulting Services, Inc. ("AMCS"), is a marketing and advertising company that rents executive suites from BESI. AMCS' staff is experienced in designing direct marketing pieces, insuring compliance with regulatory authorities for those pieces and designing new products that can be mass marketed through the mail. The Company out sources the design and testing of its many direct mail pieces to AMCS for a fee of $20,000 per month. AMCS is also responsible for the new products that have been added to our website and is working on new mass- market products to offer our customers. Mr. Crane, a Director of the Company, is also the President of AMCS.

Related  Party  Transaction  Policy.
------------------------------------

     The Company's general policy requires adherence to Nevada corporate law regarding transactions between YP.Net, a Nevada corporation, and a director, officer or affiliate of the corporation. Transactions in which such persons have a financial interest are not void or voidable if the interest is disclosed and approved by disinterested directors or shareholders or if the transaction is otherwise fair to the corporation. It is the policy of the Company that transactions with related parties are conducted on terms no less favorable to the Company than if they were conducted with unaffiliated third parties. During fiscal year ended September 30, 2001, through August 30, 2002, there have been no related party transactions except as shown above.


              EMPLOYEES', OFFICERS & DIRECTORS' STOCK OPTION PLAN:

                            ITEM 2 ON THE PROXY CARD

     At the Annual Meeting, the Company's stockholders are being asked to approve the 2002 Employees', Officers and Directors' Stock Option Plan (the "2002 Option Plan") and to authorize 3,000,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 2002 Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2002 Option Plan. Attached as Exhibit A and incorporated herein by reference is the text of the 2002 Option Plan.

     Ratification of the 2002 Employees', Officers and Directors' Stock Option Plan requires an affirmative vote of the majority of the shares entitled to vote at the meeting, in person or by proxy. It is intended that the accompanying Proxy will be voted in favor of the ratification of the 2002 Employees', Officer and Directors' Stock Option Plan.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 EMPLOYEES', OFFICERS & DIRECTORS' STOCK OPTION PLAN.

General

     The 2002 Option Plan was adopted by the Board of Directors on April 10th, 2002, and provided for the issuance of up to 3,000,000 options. The Board of Directors has reserved 3,000,000 shares of Common Stock for issuance under the 2002 Option Plan.

     Over the period from April 10th 2002, to the date of this Proxy, the Company has granted no options to purchase shares of Common Stock under the 2002 Option Plan, including options to purchase a total of zero shares of Common Stock issued to officers and directors of the Company. The following table sets forth the number of options granted to the Company's officers and directors under the 2002 Option Plan:

     Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The 2002 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2002 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

     The primary purpose of the 2002 Option Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which the company operates. In the event that the 2002 Option Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

ADMINISTRATION

     The 2002 Option Plan, is administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2002 Option Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

     Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

     Members of the Board of Directors who are eligible employees are permitted to participate in the 2002 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2002 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2002 Option Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

     Under the 2002 Option Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2002 Option Plan.

TERMS  OF  OPTIONS

     The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

     (a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

     (b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

     (c) EXPIRATION. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten
          (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2002 Option Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

     (d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

          Except as otherwise provided in the 2002 Option Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

     (f) TERMINATION, MODIFICATION AND AMENDMENT. The 2002 Option Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

FEDERAL  INCOME  TAX  ASPECTS  OF  THE  2002  OPTION  PLAN

     THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2002 OPTION PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE
PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2002 OPTION PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

     The 2002 Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2002 Option Plan.

      If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

      If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

     In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2002 Option Plan.

      The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS  ON  RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2002 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE EMPLOYEES', OFFICERS & DIRECTORS' STOCK OPTION PLAN.



                              INDEPENDENT AUDITORS

                            ITEM 3 ON THE PROXY CARD

INDEPENDENT  AUDITORS

     For the fiscal year ended September 30, 2002, the Company engaged Epstein, Weber & Conover, PLC ("Weber") formerly Weber & Company, P.C. of Phoenix, Arizona, to audit its financial statements. The Board of Directors proposes to retain Weber as the independent public auditor for the current fiscal year. Representatives of Weber will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

     During the fiscal year ended September 30, 2002, Weber billed an aggregate of $24,375 for professional services rendered to the Company. Substantially all of this amount related to the audit of our fiscal year 2001 financial statements and review of the quarterly financial statements included in our Forms 10-QSB for that fiscal year. Weber did not provide any related services and have only provided audit services to the Company.

     Ratification of the retention of YP.Net's independent public auditor requires an affirmative vote of a majority of the shares entitled to vote at the Meeting, in person or by proxy. It is intended that the accompanying Proxy will be voted in favor of ratification of the retention of Weber, unless the shareholders' Proxy indicates to the contrary.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE RETENTION OF EPSTEIN, WEBER & CONOVER, PLC AS THE COMPANY'S INDEPENDENT PUBLIC AUDITOR.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In November, 1999, the Company replaced Singer Lewak Greenbaum & Goldstein, LLP ("Singer Lewak") as the Company's independent public accountants. Singer Lewak had been the Company's principal independent accountant for the audit of its 1998 and 1997 fiscal year financial statements. Except for a "going concern" qualification, Singer Lewak's reports on the Company's financial statements contained no adverse opinion or disclaimer of opinion. Neither of the Company's reports on the Company's financial statements were qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to replace Singer Lewak was recommended and approved by our Board of Directors, as Singer Lewak maintains no presence in Arizona, and use of the firm was impracticable for the Company. During the two past fiscal years and the subsequent interim periods, the Company had no disagreements with Singer Lewak regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On March 14, 1999, the Company reported that it replaced McGladry and Pullen LLP as its principal certified public accountants. McGladry and Pullen LLP had been engaged as the independent auditors to replace Singer Lewak, but had not issued any audited reports.

     On March 30, 2000, the Company appointed King, Weber & Associates, P.C., as its independent auditors to conduct the audit of the September 30, 1999, fiscal year financial statements. On December 31, 2000, King, Weber & Associates, P.C. changed its corporate name to Weber & Company, PC. In late 2001 Weber and Company, P.C. changed its name to Epstein, Weber and Connover, P.C.

                                  OTHER MATTERS

                            ITEM 4 ON THE PROXY CARD

     The Board of Directors does not intend to bring any other business before the Meeting and, as far as is known to the Board, no matters are to be brought before the Meeting except as specified in the accompanying Notice of Annual Meeting of Shareholders. In addition to the scheduled items of business, the Meeting may consider other matters that properly come before the Meeting. As to any other business that may properly come before the Meeting, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the person(s) voting such Proxies.

                              SHAREHOLDER PROPOSALS

     Shareholders may submit proposals to be considered for shareholder action at the Company's 2003 annual meeting of shareholders and inclusion in the


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Company's  Proxy  Statement  and  Proxy  if  they  do  so in accordance with the appropriate regulations of the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Proxy Statement for the next annual meeting, the Company must receive proposals no later than June 1, 2003. Such proposals should be directed to YP.Net, Inc., 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205, Attention: Chairman. The Company received no shareholder proposals for this year's Meeting.

                             SOLICITATION OF PROXIES

     The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger or via the Internet. The Company will pay all costs of solicitation of proxies.

                                VOTING PROCEDURES

     Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections. A shareholder that abstains from voting on any or all proposals will be included in the number of shareholders present at the Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. See "Voting Procedures," above.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September, 2001, which has been filed with the Securities and Exchange Commission on December 31, 2001 can be obtained at no charge by any person to whom this Proxy Statement is delivered upon request to the Company. You also may obtain a copy of the Form 10-KSB and the Company's other SEC filings via the Internet at www.sec.gov.

Dated:  August  30,  2002
Mesa,  Arizona

                                             By Order of the Board of Directors,

                                             /s/Angelo  Tullo
                                             Angelo  Tullo,  Chairman


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
                                  YP.NET, INC.
                            4840 EAST JASMINE STREET
                                    SUITE 105
                                 MESA, AZ  85205

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF YP.NET'S BOARD OF DIRECTORS. THE FOLLOWING PROSALS ARE PROPOSED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of YP.Net, Inc., a Nevada corporation (the "Company"), hereby appoints Angelo Tullo and Daniel L. Coury, Sr., or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of the Company, which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company, to be held on September 20, 2002, at 10:00 a.m. local time (the "Meeting"), at the Chaparral Suites, 5001 North Scottsdale Road, Scottsdale, Arizona 85250 and at any adjournment thereof, and there to vote any and all shares of common stock of the Company standing in the name of the undersigned as indicated below.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS AND DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, PROVIDED, HOWEVER, THAT IF YOU SIGN AND RETURN THIS PROXY WITHOUT INDICATING YOUR DIRECTIONS, IT WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDER(S).
--------------------------------------------------------------------------------


                                    PROPOSALS


1. Regarding the reelection of the following individuals as Directors of the Company, to serve for the term referenced next to their name or until the next annual meeting of shareholders if no term is indicated and until their successors are elected and qualified:

Angelo  Tullo,  Gregory  B.  Crane,  Daniel  L.  Coury,  Peter  Bergmann,  DeVal
Johnson

     [ ]  For  All  Nominees        [ ]  Withhold

(Instructions to withhold authority to vote for an individual nominee strike the nominees name in the above list)

     For  all  nominees  listed  above  (check  box  to  approve).

2. The ratification of the 2002 Employees', Officers and Directors Stock Option Plan and the reservation of up to 3,000,000 shares of common stock for issuance thereunder.

     [ ]  For        [ ]  Against       [ ]  Abstain


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3.     The  ratification  of the retention of Epstein, Weber & Connover, PLC, as the Company's independent public auditor for the fiscal year ended September 30, 2002.

     [ ]  For        [ ]  Against       [ ]  Abstain

4. In accordance with their best judgment, the Proxy Holder(s) may vote upon such business as may properly come before such meeting or adjournments thereof.

     [ ]  For        [ ]  Withhold  Authority

     The undersigned hereby ratifies and confirms all that each named proxy or his, her or their substitutes may lawfully do or cause to be done by virtue hereof, represents and warrants that he has full power to execute this proxy, and agrees that this proxy shall be specifically enforceable in any court of competent jurisdiction. If any provision of this proxy is unenforceable, it shall be severed and the remaining provisions shall be effective.

     Please sign exactly as your name appears on your stock certificates. If shares are held by more than one owner, each owner must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles. A corporation should sign in its name by an officer or any other person duly authorized to do so.

WHETHER  OR  NOT  YOU  EXPECT  TO  ATTEND  THE MEETING IN PERSON, WE URGE YOU TO
SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A PREADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.


                                        ________________________________________
                                        Authorized  Signature

                                        ________________________________________
                                        Title  (if  applicable)

                                        ________________________________________
                                        Date


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